EXHIBIT 99.1

    Advanced Biotherapy Invited By William Blair & Company to Make
         Presentation At 7th Annual Private Equity Conference

    WOODLAND HILLS, Calif.--(BUSINESS WIRE)--Oct. 4, 2004--Advanced Biotherapy, Inc. (OTCBB:ADVB), dedicated to pioneering the development of immune-based therapies, announced that Edmond Buccellato, President and CEO of Advanced Biotherapy, Inc. has been invited to make a presentation at the William Blair & Company 7th Annual Private Equity Conference, which will take place on October 12th and 13th at the Four Seasons Hotel in Chicago. The audience will be comprised of institutional private equity and venture investors. More than 400 investors from 300 private equity firms were represented at last year's conference. William Blair & Company is a Chicago-based investment firm offering investment banking, asset management, equity research, institutional and private brokerage, and private capital to individual, institutional, and corporate clients. The Firm's offices are located in Chicago, Hartford, London, San Francisco, Tokyo, Vaduz, and Zurich.
    Mr. Buccellato will present an overview of the Company and highlight its key scientific and intellectual property developments regarding its treatments of autoimmune diseases, and collaborations which include sponsorship of an FDA-approved Phase I clinical trial for AIDS patients in virologic failure at Georgetown University Medical Center. Mr. Buccellato will also present the Company's growth strategy, market and market size, competitive advantage, management team and financial overview.

    About Advanced Biotherapy:

    Advanced Biotherapy, Inc. is dedicated to pioneering the development of immune-based therapies for treating autoimmune diseases. The Company seeks to treat these diseases by regulating the immune system through the use of novel therapies, which inhibit certain (interferon-gamma and tumor necrosis factor-alpha) immune system cells that cause inflammation in the body. The Company has demonstrated the effectiveness of its pioneering scientific strategy by conducting investigational clinical trials treating patients suffering from HIV/AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including psoriasis, and alopecia. Advanced Biotherapy is headquartered in Los Angeles with laboratories in Columbia, Maryland. The company has an extensive patent portfolio including five issued patents and over 38 patents pending.

    This press release does not constitute an offer, or an invitation to make an offer, to buy or sell any securities of the Company. This press release contains forward-looking statements regarding our business operations. These statements are based upon the Company's beliefs and expectations. They are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company's control. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings for more detailed information on the risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect the Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. Furthermore, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult our periodic reports on Form 10-QSB and Form 8-K for further disclosures we make on related subjects.

    CONTACT: Advanced Biotherapy, Inc.
             Amy Buccellato, 818-883-6716
             amy@advancedbiotherapy.com
             www.advancedbiotherapy.com